UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The

Securities Exchange Act of 1934

February 7, 2012

Date of Report (Date of earliest event reported)

PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 15th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

212-905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 7, 2012, PennantPark Investment Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 7, 2011. As of December 13, 2011, the record date, 45,689,781 shares of common stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. Due to the absence of the affirmative vote of a majority of the shares outstanding to elect either nominee, the named Proxies for the Company’s stockholders approved an adjournment of the meeting to allow the polls to remain open until 9:30 a.m. on February 28, 2012 for the proposal to elect two directors of the Company, each of whom will serve until the 2015 Annual Meeting, or until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity. The meeting will be reconvened at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York on February 28, 2012, at 9:30 a.m. The voting results as of February 7, 2012 are set forth below:

Name	For	Withheld	Broker Non Vote
Adam K. Bernstein	22,165,757	708,530	17,124,230
% of Shares Voted	96.90%	3.10%	N/A
% of Shares Outstanding	48.51%	1.55%	37.48%
Jeffrey Flug	22,611,498	262,789	17,124,230
% of Shares Voted	98.85%	1.15%	N/A
% of Shares Outstanding	49.49%	0.57%	37.48%

Proposal 2. The Company’s stockholders ratified the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending September 30, 2012. The voting results are set forth below:

	For	Against	Abstain
	39,701,950	141,610	154,957
% of Shares Voted	99.26%	0.35%	0.39%
% of Shares Outstanding	86.89%	0.31%	0.34%

On February 7, 2012, the Company held a special meeting of stockholders (the “Special Meeting”) and submitted one matter to the vote of the stockholders. The proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 7, 2011. As of December 13, 2011, the record date, 45,689,781 shares of common stock were eligible to vote. A summary of the matter voted upon by the stockholders is set forth below.

Proposal 1. The Company’s stockholders approved a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock during the next 12 months at a price below its then current net asset value per share, subject to certain limitations as described the proxy statement. The voting results are set forth below:

	For	Against	Abstain
With Affiliates	22,618,271	5,281,897	392,864
% of Shares Voted	79.94%	18.67%	1.39%
% of Shares Outstanding	49.50%	11.56%	0.86%

Without Affiliates	21,915,727	5,281,897	392,864
% of Shares Voted	79.43%	19.14%	1.43%
% of Shares Outstanding	48.94%	11.79%	0.88%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation

Date: February 10, 2012	/s/ AVIV EFRAT
Aviv Efrat Chief Financial Officer & Treasurer